Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY
CAUSE COMPETITIVE HARM TO LOGICBIO THERAPEUTICS, INC. IF PUBLICLY
DISCLOSED

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of September 28, 2020 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and HORIZON CREDIT II LLC, a Delaware limited liability company with an office located at 312 Farmington Avenue, Farmington, Connecticut 06032, as assignee of HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (“Horizon”) (each a “Lender” and collectively, the “Lenders”), and LOGICBIO THERAPEUTICS, INC., a Delaware corporation with offices located at 99 Erie Street, Cambridge, Massachusetts 02139 (“Parent”) and LOGICBIO AUSTRALIA PTY LIMITED (ACN 625 479 610), an Australian proprietary limited company with an address at 99 Erie Street, Cambridge, Massachusetts 02139 and a wholly owned Subsidiary of Parent (“Australian Sub”) (Parent and Australian Sub, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of July 2, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.
2.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Second Draw Period” is the period commencing on the date of the occurrence of the Second Draw Period Commencement Date and ending on the earliest of (i) the date that is thirty (30) days immediately following the Second Draw Period Commencement Date, (ii) March 31, 2021 and (iii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the Second Draw Period Commencement Date an Event of Default has occurred and is continuing.

“Milestone Event” is the enrollment of the first patient in the Phase I/II clinical trial for Borrower’s drug candidate LB-001, on or before March 31, 2021 and the receipt of written notice from Borrower signed by (i) the Parent’s then head of clinical development (who as of September 28, 2020 is Daniel Gruskin), in his or her capacity as the head of Parent’s clinical development and (ii) the Parent’s then CEO and Director (who on the Effective Date is Fred Chereau) in his or her capacity as both the CEO and Director of the Parent, in form and substance reasonably acceptable to Lenders, notifying the Lenders of the Milestone Event on or before the aforementioned date.

3.	Section 13.1 of the Loan Agreement is hereby further amended by adding the following definitions thereto in alphabetical order:

“Equity Event” is the receipt by Borrower on or after the September 8, 2020 and on or before December 31, 2020 of unrestricted net cash proceeds of not less than [***] from the issuance and sale by Borrower of its equity securities.

“Second Draw Period Commencement Date” is the earliest date by which both the Equity Event and the Milestone Event shall have occurred.

4.	Limitation of Amendment.
a.

The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

5.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
a.

Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
c.

The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.
7.

The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof.  Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

8.

This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement.

9.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.
10.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Frederic Chereau
Name:	Frederic Chereau
Title:	CEO

LOGICBIO AUSTRALIA PTY LIMITED

By:	/s/ Matthias Jaffe	By:	/s/ Frederic Chereau
Name:	Matthias Jaffe	Name:	Frederic Chereau
Title:	Director / Company Secretary	Title:	Director

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

LENDER:

HORIZON CREDIT II LLC

By:	/s/ Gerald A. Michaud
Name:	Gerald A. Michaud
Title:	President